                             CARD SERIES SCHEDULE TO
                         MONTHLY NOTEHOLDERS' STATEMENT


Date: December 10, 2002

             CAPITAL ONE MULTI-ASSET EXECUTION TRUST, ASSET POOL 1
                    Monthly Period Ending: November 30, 2002


        Reference is made to the Series 2002-CC Supplement (the "Series 2002-CC Supplement"), dated as of October 9, 2002, between Capital One Funding, LLC, a Virginia limited liability company ("Funding"), as Transferor, Capital One Bank, a Virginia banking corporation (the "Bank"), as Servicer, and The Bank of New York, as Trustee, and the Indenture (the "Indenture"), dated as of October 9, 2002, between Capital One Multi-asset Execution Trust, as Issuer, and The Bank of New York, as Indenture Trustee. Terms used herein and not defined herein have the meanings ascribed to them in the Series 2002-CC Supplement, the Indenture and the related Indenture Supplements, as applicable.

The following computations are prepared with respect to the Transfer Date of December 13, 2002 and with respect to the performance of the Trust during the related Monthly Period.

A. TARGETED DEPOSITS TO INTEREST FUNDING SUB-ACCOUNTS:


                          Targeted Deposit to         Actual Deposit to           Interest Funding sub-
                           Interest Funding         Interest Funding sub-         account Balance prior      Interest Funding sub-
                              sub-Account                 Account                    to Withdrawals             Account Earnings
                        ------------------------  --------------------------- ---------------------------- -------------------------
Class A (2002-1)               710,954.86                710,954.86                    710,954.86                              0.00

Class A (2002-2)               811,812.50                811,812.50                    811,812.50                              0.00

Class B (2002-1)               621,237.85                621,237.85                    621,237.85                              0.00

Class C (2002-1)               533,619.79                533,619.79                    533,619.79                              0.00

B. INTEREST TO BE PAID ON THE CORRESPONDING DISTRIBUTION DATE:

                                                                                  Total Amount of
                               CUSIP Number         Interest Payment Date        Interest to be paid          Per $1000
                          -----------------------  -----------------------     ----------------------   ----------------------
Class A (2002-1)                14041NAC56                16-Dec-02                 710,954.86                     1.4219097222

Class A (2002-2)                14041NAD30                16-Dec-02                 811,812.50                     1.3530208333

Class B (2002-1)                14041NAA90                16-Dec-02                 621,237.85                     1.7749652778

Class C (2002-1)                14041NAB73                16-Dec-02                 533,619.79                     3.5574652778

C. TARGETED DEPOSITS TO PRINCIPAL FUNDING SUB-ACCOUNTS:

                              Targeted Deposit to     Actual Deposit to      Principal Funding
                               Principal Funding      Principal Funding  sub-account Balance prior     Principal Funding
                                  sub-Account            sub-Account           to Withdrawals         sub-Account Earnings
                              -------------------    ------------------  -------------------------    --------------------

NOTHING TO REPORT

D. PRINCIPAL TO BE PAID ON THE DISTRIBUTION DATE:

                                                    Principal Payment               Total Amount of
                            CUSIP Number                   Date                   Principal to be paid          Per 1000
                            ------------            -----------------             ---------------------        ----------


NOTHING TO REPORT

E. TARGETED DEPOSITS TO CLASS C RESERVE SUB-ACCOUNTS:

                              Targeted Deposit to    Actual Deposit to          Class C Reserve
                                Class C Reserve       Class C Reserve      sub-Account Balance prior          Class C Reserve
                                  sub-Account           sub-Account              to Withdrawals             sub-Account Earnings
                              --------------------  ------------------    ---------------------------       --------------------


NOTHING TO REPORT

F. WITHDRAWALS TO BE MADE FROM CLASS C RESERVE SUB-ACCOUNTS:

                                                                             Class C Reserve
                                Withdrawals for     Withdrawals for     sub-Account Balance after
                                    Interest           Principal               Withdrawals
                                ---------------     ----------------    -------------------------

NOTHING TO REPORT

G. TARGETED DEPOSITS TO CLASS D RESERVE SUB-ACCOUNTS:

                              Targeted Deposit to    Actual Deposit to           Class D Reserve
                                Class D Reserve       Class D Reserve       sub-Account Balance prior        Class D Reserve
                                  sub-Account           sub-Account               to Withdrawals           sub-Account Earnings
                              -------------------    -----------------      -------------------------      --------------------

NOTHING TO REPORT

H. WITHDRAWALS TO BE MADE FROM CLASS D RESERVE SUB-ACCOUNTS:

                                                                        Class D Reserve
                                Withdrawals for   Withdrawals for     sub-Account Balance
                                    Interest         Principal         after Withdrawals
                                ---------------   ---------------     -------------------

NOTHING TO REPORT

I. Targeted Deposits to Accumulation Reserve sub-Accounts:

                                                                Accumulation
                                         Actual Deposit to         Reserve            Accumulation
                   Targeted Deposit to     Accumulation          sub-Account            Reserve
                      Accumulation            Reserve         Balance prior to        sub-Account
                  Reserve sub-Account      sub-Account          Withdrawals            Earnings
                  --------------------- -------------------- -------------------- ---------------------


NOTHING TO REPORT

J. Withdrawals to be made from Accumulation Reserve sub-Accounts:


                                           Accumulation
                                              Reserve
                                            sub-Account
                                           Balance after
                   Withdrawal Amount        Withdrawals
                  --------------------- --------------------


NOTHING TO REPORT

K. Outstanding Dollar Principal Amount and Nominal Liquidation Amount for the related Monthly Period:
 (as of the beginning of the related Monthly Period)


                                                                  Adjusted
                     Initial Dollar     Outstanding Dollar   Outstanding Dollar   Nominal Liquidation
                    Principal Amount     Principal Amount     Principal Amount           Amount
                  --------------------- -------------------- -------------------- ---------------------
Class A (2002-1)  500,000,000.00        500,000,000.00       500,000,000.00       500,000,000.00

Class A (2002-2)  600,000,000.00        600,000,000.00       600,000,000.00       600,000,000.00


Class B (2002-1)  350,000,000.00        350,000,000.00       350,000,000.00       350,000,000.00


Class C (2002-1)  150,000,000.00        150,000,000.00       150,000,000.00       150,000,000.00


Class D (2002-1)   24,366,139.82         24,366,139.82        24,366,139.82        24,366,139.82


L. Class A Usage of Class B, C and D Subordination Amounts:

                    Class A Usage of     Class A Usage of     Class A Usage of
                        Class B               Class C              Class D
                     Subordination         Subordination        Subordination      Cumulative Class A
                    Amount for this       Amount for this      Amount for this      Usage of Class B
                     Monthly Period       Monthly Period       Monthly Period     Subordination Amount
                  --------------------- -------------------- -------------------- --------------------


                                        Cumulative Class A
                   Cumulative Class A    Usage of Class D
                    Usage of Class C       Subordination
                  Subordination Amount        Amount
                 ---------------------- --------------------


NOTHING TO REPORT

M. Class B Usage of Class C and D Subordination Amounts:


                    Class B Usage of     Class B Usage of
                        Class C               Class D        Cumulative Class B
                     Subordination         Subordination      Usage of Class C     Cumulative Class B
                    Amount for this       Amount for this       Subordination       Usage of Class D
                     Monthly Period       Monthly Period           Amount         Subordination Amount
                  --------------------- -------------------- -------------------- ---------------------



NOTHING TO REPORT

N. Class C Usage of Class D Subordination Amounts:

                    Class C Usage of
                        Class D         Cumulative Class C
                     Subordination       Usage of Class D
                    Amount for this        Subordination
                     Monthly Period           Amount
                  --------------------- --------------------


NOTHING TO REPORT

O. Required and Available Subordination Amount to Class A, B and C Notes: (as of the Determination Date, after taking into account all allocations expected to occur on the Distribution Date)

                        Required             Available            Required
                     Subordination         Subordination        Subordination
                  Amount from Class B    Amount from Class    Amount from Class
                         Notes                B Notes              C Notes
                  --------------------- -------------------- --------------------
Class A (2002-1)  61,538,500.00         61,538,500.00        44,615,500.00

Class A (2002-2)  73,846,200.00         73,846,200.00        53,538,600.00

Class B (2002-1)                                            115,205,929.43

Class C (2002-1)


                        Available             Required             Available
                      Subordination        Subordination         Subordination
                   Amount from Class C  Amount from Class D    Amount from Class
                          Notes                Notes                D Notes
                   ------------------------------------------ --------------------

Class A (2002-1)   44,615,500.00         9,231,000.00          9,231,000.00

Class A (2002-2)   53,538,600.00        11,077,200.00         11,077,200.00

Class B (2002-1)  115,205,929.43        23,836,260.92         23,836,260.92

Class C (2002-1)                        24,366,139.82         24,366,139.82

P. Nominal Liquidation Amount for Tranches of Notes Outstanding: (as of Determination Date, after taking into account all allocations expected to occur on the Distribution Date)

                                         Increase due to
                                            issuance of
                                         additional Notes                          Reimbursements of      Reductions due to
                                         or accretions of      Withdrawal from    Nominal Liquidation      reallocation of
                   Beginning Nominal       Principal for      Principal Funding       Amount from            Card Series
                   Liquidation Amount     Discount Notes         sub-Account        Available Funds       Principal Amounts
                  --------------------- -------------------- -------------------- --------------------  ----------------------
Class A (2002-1)  500,000,000.00                        -                   -                     -                   -

Class A (2002-2)  600,000,000.00                        -                   -                     -                   -


Class B (2002-1)  350,000,000.00                        -                   -                     -                   -


Class C (2002-1)  150,000,000.00                        -                   -                     -                   -


Class D (2002-1)   24,366,139.82                        -                   -                     -                   -

                                                             Reductions due to
                                        Reduction due to     deposits into the
                   Beginning Nominal        Investor         Principal Funding      Ending Nominal
                   Liquidation Amount      Charge-offs          sub-Account       Liquidation Amount
                  ----------------------------------------- ------------------------------------------
Class A (2002-1)     500,000,000.00                  -                      -       500,000,000.00

Class A (2002-2)     600,000,000.00                  -                      -       600,000,000.00


Class B (2002-1)     350,000,000.00                  -                      -       350,000,000.00


Class C (2002-1)     150,000,000.00                  -                      -       150,000,000.00


Class D (2002-1)      24,366,139.82                  -                      -        24,366,139.82



IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this tenth day of December, 2002.

                                           Capital One Bank,
                                           as Administrator

                                           By: _________________________
                                           Name: Tom Feil
                                           Title: Director of Capital Markets